Exhibit 99.1

For BOK Financial:	For CoBiz Financial:
Investor Contact:	Investor Contact:
Joseph Crivelli	Lyne Andrich
918-588-6898	303-312-3458

Media Contact:	Media Contact:
Kent Sholars	Susan Hermann
Pierpont Communications	303-312-3488

281-744-0170

BOK Financial Corporation to Acquire CoBiz Financial

Powerful combination creates the premier commercial bank in Colorado and Arizona; drives material earnings accretion; improves return on capital and return on assets; and provides additional liquidity in BOK Financial common stock

June 18, 2018 — Tulsa, Okla. and Denver, Co., — Today BOK Financial Corporation (NASDAQ:BOKF) and CoBiz Financial Inc. (NASDAQ: COBZ) announced the signing of a definitive merger agreement under which CoBiz will merge with BOK Financial in a transaction valued at approximately $1bn. Approximately 75 percent of the consideration will be in stock, with the rest in cash.

Based on the closing price of BOK Financial’s common shares on June 15, 2018, common shareholders of CoBiz will receive $977mm of total consideration, consisting of 0.17 shares of BOK Financial common stock and $5.70 in cash for each share of CoBiz common stock. The merger consideration is valued at $23.02 per share, based on the closing price of BOK Financial on June 15, 2018.

CoBiz is headquartered in Denver, with approximately $3.8 billion in assets and a strong history of revenue and earnings growth since 1994. CoBiz is a commercially-focused bank, with presence in Colorado and Arizona, specialty lending lines of business including healthcare and public finance, and fee-generating businesses including wealth management and commercial insurance. CoBiz Chairman and CEO Steve Bangert will join the BOK Financial Board of Directors after the close of the transaction.

“CoBiz is a perfect fit as a merger partner for BOK Financial,” said Steven G. Bradshaw, president and chief executive officer of BOK Financial. “Steve Bangert and his team have built a well-respected commercially-focused bank that has consistently grown shareholder value, with a strong credit culture and differentiated approach to business banking. The two banks have enjoyed a close relationship for almost two decades, and both franchises will benefit as a result of this partnership. We believe the combined organization will be the premier commercial bank in Colorado and Arizona.”

“The merger drives an internal rate of return in excess of 20 percent, is materially accretive to earnings per share, enhances our return on equity and return on assets, and provides further geographic diversity for both banks’ loan and deposit portfolio. In addition, the issuance of over 7 million shares as consideration for CoBiz shareholders should provide additional trading liquidity in BOK Financial common stock,” said Bradshaw.

Steven Bangert, chairman and chief executive officer of CoBiz Financial, added, “CoBiz is joining forces with one of the most respected regional banks in the country. This merger will allow us to better serve our markets and provide customers with a more robust product offering, higher lending limits and a banking franchise that spans the lower Midwest and Southwest. BOK Financial enjoys an outstanding reputation as a supporter of the communities it serves, and we’re so pleased to join forces with a company that shares a similar approach to how we serve our customers, our employees and our communities.”

Over the past five years, the BOK Foundation has donated over $3 million to charitable organizations in Colorado and Arizona. The company’s employees based in those states collectively serve in leadership roles for 78 philanthropic organizations.

During the same period, CoBiz donated more than $7.6 million to charities in Colorado and Arizona through its employee-led CoBiz Cares Foundation, annual concert fundraiser the Biz Bash, and direct corporate giving. In 2017, CoBiz employees volunteered more than 11,640 hours at 221 nonprofits and community agencies, and 92 employees served a board member capacity for a nonprofit or community agency.

In addition, BOK Financial earned an “Outstanding” rating in the most recent examination of its community reinvestment activities by the Office of the Comptroller of the Currency.

BOK Financial expects to incur pre-tax merger and integration costs of approximately $60 million and expects to achieve annual cost savings of approximately 40 percent of CoBiz’s non-interest expense.

BOK Financial expects this acquisition to be 6 percent accretive to earnings in 2019, and 9 percent accretive to earnings in 2020, the first full year with synergies. The transaction is expected to deliver an IRR of over 20 percent.

The transaction is subject to the satisfaction of all customary closing conditions, including regulatory approvals as well as the approval of CoBiz shareholders, and is expected to close in the fourth quarter of 2018.

Goldman Sachs served as financial advisor, and Frederic Dorwart, Lawyers PLLC served as legal advisor to BOK Financial. BofA Merrill Lynch served as financial advisor, and Simpson Thacher & Bartlett served as legal advisor to CoBiz.

BOK Financial has posted a presentation to its website discussing the transaction. To access the presentation, go to www.bokf.com.

Conference Call/Webcast Information

The BOK Financial and CoBiz management teams will host a conference call at 7:30 AM central time on June 18, 2018 to discuss the transaction. The live audio webcast and presentation slides will be available at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8560. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13680888.

About BOK Financial

BOK Financial Corporation is a $33 billion regional financial services company based in Tulsa, Oklahoma. The company’s stock is publicly traded on NASDAQ under the Global Select market listings (Nasdaq:BOKF). BOK Financial’s holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ), is a $3.8 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The company’s subsidiaries are: Colorado Business Bank and Arizona Business Bank, which provide commercial banking services; CoBiz Private Client Advisors which offers private banking through CoBiz Private Bank and investment management and wealth planning through CoBiz Wealth; and CoBiz Insurance which delivers employee benefits, and property and casualty insurance brokerage.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, BOK Financial Corporation will file with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement of CoBiz Financial Inc. and a Prospectus of BOK Financial Corporation, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BOK Financial Corporation and CoBiz Financial Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from CoBiz Financial Inc. at ir.cobizfinancial.com or from BOK Financial Corporation by accessing BOK Financial Corporation’s website at www.bokf.com. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to CoBiz Financial Inc. Investor Relations at CoBiz Financial Inc. Investor Relations, 1401 Lawrence Street, Suite 1200, Denver, CO, by calling (303) 312-3412, or by sending an e-mail to info@cobizfinancial.com or to BOK Financial Corporation Investor

Relations at Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma, by calling (918) 588-6000 or by sending an e-mail to investorrelations@bokf.com.

CoBiz Financial Inc. and BOK Financial Corporation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CoBiz Financial Inc. in respect of the transaction described in the Proxy Statement/Prospectus. Information regarding CoBiz Financial Inc.’s directors and executive officers is contained in CoBiz Financial Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 9, 2018, which are filed with the SEC. Information regarding BOK Financial Corporation’s directors and executive officers is contained in BOK Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 15, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CoBiz Financial Inc.’s and BOK Financial Corporation’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in CoBiz Financial Inc.’s and BOK Financial Corporation’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by CoBiz Financial Inc.’s shareholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating CoBiz Financial Inc.’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BOK Financial Corporation’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.